Calculation of Filing Fee Tables
S-4
FB Financial Corp
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $1.00 per share	Other	8,202,263		$ 287,735,386.04	0.0001531	$ 44,052.29
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 287,735,386.04		$ 44,052.29
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 44,052.29
Offering Note
[1]	(1) The number of shares of common stock, par value $1.00 per share, of FB Financial Corporation ("FB Financial" and such shares, "FB Financial common stock") being registered is based upon an estimate of (i) the exchange ratio of 0.80 of a share of FB Financial common stock for each share of common stock, par value $5.00 per share, of Southern States Bancshares, Inc. ("Southern States" and, such shares, the "Southern States common stock") multiplied by (ii) the estimated maximum number of 10,252,829.00 shares of Southern States common stock (including shares underlying stock options, restricted stock units, and restricted stock awarded under Southern States' equity-based compensation plans) to be exchanged or converted for the securities being registered. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of FB Financial common stock as may become issuable as a result of stock splits, stock dividends or similar transactions. (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act") and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The aggregate offering price is (x) the average of the high and low prices of Southern States' common stock as reported on the NASDAQ Global Select Market on May 5, 2025 ($35.08) multiplied by (10,252,829.00) the maximum number of shares of Southern States' common stock to be converted in the merger. (3) Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.00015310.